PLEDGE AGREEMENT

dated as of June 21, 2016

Among

CSC HOLDINGS, LLC

and

CERTAIN SUBSIDIARIES OF CSC HOLDINGS, LLC,
as Pledgors

and

JPMORGAN CHASE BANK, N.A.,
as Security Agent

TABLE OF CONTENTS

i

ii

ARTICLE VI INTERPRETATION		16

Section 6.01	Definitional Provisions	16
Section 6.02	Other Interpretative Provisions	20
Section 6.03	Captions	20

iii

PLEDGE AGREEMENT

In consideration of the execution and delivery of the Credit Agreement by the Lenders listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and security agent (in such capacity, the “Security Agent”), CSC Holdings, LLC, a Delaware limited liability company (the “Company”), and each of the undersigned subsidiaries of the Company (each, together with the Company and each Additional Pledgor (defined below) that becomes a party hereto pursuant to Section 5.23, collectively, the “Pledgors” and, individually, each a “Pledgor”) hereby agree with the Security Agent as follows (with certain terms used herein being defined in Article 6):

ARTICLE I
SECURITY INTEREST

Section 1.01     Grant of Security Interest. To secure the payment and performance of the Obligations, each Pledgor hereby mortgages, pledges and assigns the Collateral to the Security Agent, and grants to the Security Agent for the benefit of the Secured Parties, a continuing security interest in, and a continuing lien upon, the Collateral.

Section 1.02     Validity and Priority of Security Interest. Each Pledgor agrees that (a) the Security Interest shall at all times be valid, perfected and enforceable against such Pledgor and all third parties, in accordance with the terms hereof, as security for the Obligations, and (b) the Collateral shall not at any time be subject to any Lien, other than a Permitted Lien, that is prior to, on a parity with or junior to such Security Interest.

Section 1.03     Maintenance of Status of Security Interest, Collateral and Rights.

(a)           Required Action. Each Pledgor shall take all action, including the actions specified on Schedule 1.03, that may be necessary, or that the Security Agent may reasonably request, so as at all times (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 1.02, (ii) to protect and preserve the Collateral and (iii) to protect and preserve, and to enable the exercise or enforcement of, the rights of the Security Agent therein and hereunder and under the other Collateral Documents.

(b)           Authorized Action. The Security Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto in the name of any Pledgor. A carbon, photographic or other reproduction of this Agreement or of any financing statement filed in connection with this Agreement shall be sufficient as a financing statement. The Security Agent shall provide such Pledgor with a copy of each financing or continuation statement or amendment thereto.

Section 1.04     Evidence of Status of Security Interest. The Security Agent may, from time to time at the expense of the Pledgors, obtain such file search reports from such Uniform Commercial Code and other filing and recording offices as the Security Agent may reasonably require.

Section 1.05     Pledgors Remain Obligated; Security Agent Not Obligated. The grant by each Pledgor to the Security Agent of the Security Interest shall not (a) relieve such Pledgor of any Liability to any Person under or in respect of any of the Collateral or (b) impose on the Security Agent any such Liability or any Liability for any act or omission on the part of such Pledgor relative thereto.

ARTICLE II
CERTAIN REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants as follows:

Section 2.01     Required Taxes. Except for those specified on Schedule 2.01, no recording or other Taxes or recording, filing or other fees or charges are payable in connection with, arise out of, or are in any way related to, the execution, delivery, performance, filing or recordation of any of the Collateral Documents or the creation or perfection of the Security Interest.

Section 2.02     Status of Collateral.

(a)           None of the Pledged Equity Interest of such Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(b)           Each Pledgor represents and warrants that (i) so long as any Pledged Equity Interests are Collateral, such Collateral is and shall be (A) duly authorized and validly issued and fully paid and non-assessable and (B) freely saleable without limit, or registration or qualification under applicable Laws and (ii) as of the date hereof, Schedule 2.02 is a true and correct list of all of the Pledged Equity Interests owned by such Pledgor in a Restricted Subsidiary.

Section 2.03     Organizational Information of Pledgors.  As of the date hereof, Schedule 2.03 sets forth each Pledgor’s name as it appears in official filings, state of incorporation or organization, chief executive office, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number, if any.

ARTICLE III
CERTAIN COVENANTS

Section 3.01     Certain Matters Relating to Preservation of Status of Security Interest.

(a)           Change of Name, Identity, Etc.  Each Pledgor shall not change its name, state of incorporation or organization, organization type or, in the case of any Pledgor which is not a registered organization organized under state law, its chief executive office specified therefor in Schedule 2.03, without giving the Security Agent notice thereof within ten Business Days after the date of such change, or within such other notice period that is acceptable to the Security Agent.

(b)           Other Financing Statements. Except with respect to Permitted Liens, no Pledgor shall file, or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Security Agent is not named as the sole secured party except to the extent such filing relates to a Permitted Lien.

Section 3.02     Preservation of Enforceability. Each Pledgor shall take all commercially reasonable action and use commercially reasonable efforts to obtain all consents and Government Approvals required so that its obligations under the Collateral Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms.

Section 3.03     Ownership and Defense of Collateral. Each Pledgor shall at all times (a) have good title to, and be the sole owner of, each asset that is Collateral, free of any Liens other than Permitted Liens, and free of (i) in the case of any Collateral that is a financial asset, any adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code), and (ii) in the case of any Collateral that is an instrument, any claim referred to in Section 3-305(1) of the Uniform Commercial Code and (b) use commercially reasonable efforts to defend the Collateral against the claims and demands of all third Persons, except that this Section 3.03 shall not apply to (but only for so long as such Lien is a Permitted Lien) the interest in the Collateral and the claims and demands of a holder of a Permitted Lien.

Section 3.04     Certain Rights of Security Agent and Pledgors.

(a)           During an Event of Default, the Security Agent may, and is hereby authorized to, transfer into or register in its name or the name of its nominee any or all of the Collateral and  after a notice to each applicable Pledgor that it intends to exercise its rights under this Section 3.04, may, from time to time, in its own or such Pledgor’s name, exercise any and all rights, powers and privileges with respect to the Collateral, and with the same force and effect, as could such Pledgor.

(b)           Unless and until the Security Agent exercises its rights under Section 3.04(a), such Pledgor may, with respect to any of the Pledged Equity Interests, vote and give consents, ratifications and waivers with respect thereto, except to the extent that any such action would reasonably be expected to materially adversely affect the value thereof as Collateral.

Section 3.05     Distributions. Each Pledgor may, unless an Event of Default is continuing and if permitted under the terms of the Credit Agreement, receive and retain all Distributions in respect of Pledged Equity Interests owned by such Pledgor. During an Event of Default, the Security Agent shall be entitled to receive and retain such Distributions and the Security Agent may notify, or request such Pledgor to notify, each applicable Restricted Subsidiary to make such Distributions directly to the Security Agent.

Section 3.06     No Disposition of Collateral. Each Pledgor shall not, sell, lease, transfer or otherwise dispose of any Collateral, or any interest therein, except as permitted under the Loan Documents.

Section 3.07     Limitations.  Notwithstanding any other provision of this Agreement or any other Loan Document, no Pledgor will be required to take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral.

ARTICLE IV
EVENT OF DEFAULT

During an Event of Default, and in each such case:

(A)           Proceeds

Section 4.01     Application of Proceeds. All cash proceeds received by the Security Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral and all cash held by the Security Agent as Collateral shall, subject to the Security Agent’s right to continue to hold the same as cash Collateral, be applied as set forth in Section 7.02 of the Credit Agreement.

(B)           Remedies

Section 4.02     General.

(a)           Power of Sale.  The Security Agent (i) may sell the Collateral in one or more parcels at public or private sale, at any of its offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as it may deem commercially reasonable, (ii) shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and (iii) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Foreclosure.  The Security Agent, instead of exercising the power of sale conferred upon it by Section 4.02(a) and applicable Laws, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or a decree of a court or courts of competent jurisdiction.

(c)           Receiver.  The Security Agent may obtain the appointment of a receiver of the Collateral and each Pledgor consents to and waives any right to notice of such appointment.

Section 4.03     Security Agent’s Rights with Respect to Proceeds and Other Collateral.

(a)           All payments and other deliveries received by or for the account of the Security Agent from time to time pursuant to Section 3.05, together with the proceeds of all other Collateral from time to time held by or for the account of the Security Agent (whether as a result of the exercise by the Security Agent of its rights under Section 4.02(a) or (b) or otherwise) may, at the election of the Security Agent, (i) be held by the Security Agent, or any Person designated by the Security Agent to receive or hold the same, as Collateral, (ii) be or continue to be applied as provided in Section 4.01 or (iii) be disposed of as provided in Section 4.02(a) or (b) and Section 4.04.

(b)           Enforcement by Security Agent. The Security Agent may, without notice to the Pledgors (to the extent permitted by law) and at such time or times as the Security Agent in its sole discretion may determine, exercise any or all of the Pledgors’ rights in, to and under, or in any way connected with or related to, any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Pledgors’ rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Collateral Obligations, in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Collateral Obligations and (iii) preparing, filing and signing the name of any Pledgor on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving any Collateral Debtor and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with any Collateral Obligation.

(c)           Adjustments. The Security Agent may settle or adjust disputes and claims directly with Collateral Debtors for amounts and on terms that the Security Agent considers advisable and in all such cases only the net amounts received by the Security Agent in payment of such amounts, after deduction of out-of-pocket costs and expenses of collection, including reasonable attorneys’ fees, shall be subject to the other provisions of this Agreement.

Section 4.04     Restricted Offering Dispositions of Pledged Equity Interest Collateral. The Security Agent may, at its election, comply with any limitation or restriction (including any restriction on the number of prospective bidders and purchasers or any requirement that they have certain qualifications or that they represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Equity Interests) as it may be advised by counsel is necessary in order to avoid any violation of applicable Laws or to obtain any Governmental Approval, and such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Agent be liable nor accountable to such Pledgor for any discount allowed by reason of the fact that such Pledged Equity Interests are sold in compliance with any such limitation or restriction. A private sale of which notice shall have been published in accordance with applicable “no action” letters published by the Securities and Exchange Commission, and that otherwise complies with such letters, shall be deemed to constitute a “public disposition” within the meaning of Section 9-610(c)(1) of the Uniform Commercial Code.

Section 4.05     Notice of Disposition of Collateral. Any notice to a Pledgor of disposition of Collateral may be in the form of Exhibit B.

Section 4.06     Regulatory Approvals. Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Security Agent with respect to any item of Collateral unless and until all applicable requirements (if any) of any federal or state laws, rules and regulations of other regulatory or governmental bodies applicable to or having jurisdiction over the Pledgors have been satisfied with respect to such action and there shall have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from any operating municipality and any other governmental authority under the terms of any franchise, license or similar operating right held by any Pledgor that purports to restrict a change of ownership or control of such Collateral. It is the intention of the parties hereto that any enforcement of the Liens in favor of the Security Agent on the Collateral shall in all relevant respects be subject to and governed by said statutes, rules and regulations and franchise, license or similar rights and that nothing in this Agreement shall be construed to diminish the control exercised by the Pledgors except in accordance with the provisions of such statutory requirements, rules and regulations, franchise, license, or similar right. Each of the Pledgors agrees that upon request from time to time by the Security Agent it will use its reasonable best efforts to obtain any governmental, regulatory or third party consents to enforcement referred to in this Section 4.06.

ARTICLE V
MISCELLANEOUS

Section 5.01     Expenses.

(a)           Each Pledgor agrees to pay or reimburse the Security Agent and Administrative Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel, subject to the limitations set forth in Section 9.05(a) of the Credit Agreement.

(b)           Each Pledgor agrees to pay, and to hold the Security Agent, the Administrative Agent and all Secured Parties, and all Indemnitees pursuant to Section 9.05 of the Credit Agreement, harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(c)           Each Pledgor agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(d)           The agreements in this Section 5.01 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 5.02     Security Agent’s Right to Perform on Pledgors’ Behalf. If any Pledgor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under the Collateral Documents, the Security Agent may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of such Pledgor, and such Pledgor hereby authorizes the Security Agent so to do.

Section 5.03     No Interference; Compensation. The Security Agent may exercise its rights and remedies under the Collateral Documents (a) without resistance or interference by any Pledgor and (b) without payment of any kind to any Pledgor.

Section 5.04     Security Agent’s Right to Use Agents and to Act in Name of Pledgors. The Security Agent may exercise its rights and remedies under the Collateral Documents through an agent or other designee and, in the exercise thereof, the Security Agent or any such other Person may act in its own name or in the name and on behalf of any Pledgor.

Section 5.05     Limitation of Security Agent’s Obligations with Respect to Collateral.

(a)           The Security Agent shall have no obligation to protect or preserve any Collateral or to preserve rights pertaining thereto other than the obligation to use reasonable care in the custody and preservation of any Collateral in its possession. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Security Agent accords its own property. The Security Agent shall be relieved of all responsibility for any Collateral in its possession upon surrendering it, or tendering surrender of it, to each applicable Pledgor.

(b)           Nothing contained in the Collateral Documents shall be construed as requiring or obligating the Security Agent, and the Security Agent shall not be required or obligated, to (i) make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Collateral Obligation or any other Collateral or the monies due or to become due thereunder or in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Collateral, whether or not the Security Agent has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Collateral or (iv) notify any Pledgor of any decline in the value of any Collateral.

Section 5.06     Rights of Security Agent Under Uniform Commercial Code and Applicable Law. The Security Agent shall have, with respect to the Collateral, in addition to all of its rights and remedies under the Collateral Documents, (a) the rights and remedies of a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code would otherwise apply to the Collateral in question, and (b) the rights and remedies of a secured party under all other applicable Laws.

Section 5.07     Waivers of Rights Inhibiting Enforcement. Each Pledgor waives (a) the right to assert in any action or proceeding between it and the Security Agent any offsets or counterclaims that it may have, (b) all rights (i) of redemption, appraisement, valuation, stay and extension or moratorium and (ii) to the marshalling of assets and (c) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under the Collateral Documents or the absolute sale of the Collateral, now or hereafter in force under any applicable Laws, and such Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

Section 5.08     Power of Attorney. (a) In addition to the other powers granted the Security Agent by each Pledgor under the Collateral Documents, each Pledgor hereby appoints the Security Agent, and any other Person that the Security Agent may designate, as such Pledgor’s attorney-in-fact to act, during the continuance of an Event of Default, in the name, place and stead of such Pledgor in any way in which such Pledgor itself could do, with respect to each of the following: (i) endorsing such Pledgor’s name on (A) any checks, notes, acceptances, money orders, drafts or other forms of payment, (B) any securities, instruments, documents, notices, or other documents or agreements relating to the Collateral, (C) schedules and assignments of Collateral Obligations and (D) notices of assignment, financing statements and other public records; (ii) taking any actions or exercising any rights, powers or privileges that such Pledgor is entitled to take or exercise and that, under the terms of any of the Collateral Documents, the Security Agent is expressly authorized to take or exercise; and (iii) doing or causing to be done any or all things necessary or, in the determination of the Security Agent, desirable to observe or perform the terms, conditions, covenants and agreements to be observed or performed by such Pledgor under the Collateral Documents and otherwise to carry out the provisions of the Collateral Documents. Each Pledgor hereby ratifies and approves all such acts of the attorney.

(b) To induce any third Person to act under this Section 5.08, each Pledgor hereby agrees that any third Person receiving a duly executed copy or facsimile of this Agreement may act under this Section 5.08, and that the termination of this Section 5.08 shall be ineffective as to such third Person unless and until actual notice or knowledge of such termination shall have been received by such third Person, and each Pledgor, on behalf of itself and its successors and assigns, hereby agrees to indemnify and hold harmless any such third Person from and against any and all claims that may arise against such third Person by reason of such third Person having relied on the provisions of this Section 5.08.

Section 5.09     Nature of Pledgors’ Obligations. Each Pledgor’s grant of the Security Interest as security for the Obligations (a) is absolute and unconditional, (b) is unlimited in amount, (c) shall be a continuing security interest securing all present and future Obligations and all promissory notes and other documentation given in extension or renewal or substitution for any of the Obligations and (d) shall be irrevocable.

Section 5.10     No Release of Pledgor. SUBJECT TO SECTION 5.17, THE SECURITY INTEREST SHALL NOT BE LIMITED OR TERMINATED, NOR SHALL THE OBLIGATIONS SECURED THEREBY BE REDUCED OR LIMITED, NOR SHALL ANY PLEDGOR BE DISCHARGED OF ANY OF ITS OBLIGATIONS UNDER THE COLLATERAL DOCUMENTS, FOR ANY REASON WHATSOEVER, including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not each applicable Pledgor shall have received notice thereof):

(a)           (i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Obligations;

(b)           (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any guaranties of the Obligations;

(c)           (i) any failure to obtain or any release of, (ii) any failure to protect or preserve, (iii) any release, compromise, settlement or extension of the time of payment of any obligations constituting, (iv) any failure to perfect or maintain the perfection or priority of any Lien upon, (v) any subordination of any Lien upon, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any collateral now or hereafter securing the Obligations or any guaranties thereof;

(d)           any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the Security Agent, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by the Security Agent, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by the Security Agent in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of such Code; and

(e)           Any other act or failure to act or any other event or circumstance that (i) varies the risk of such Pledgor hereunder or (ii) but for the provisions hereof, would, as a matter of statute or rule of law or equity, operate to limit or terminate the security interest or to reduce or limit the Obligations secured thereby or to discharge such Pledgor from any of its obligations under the Collateral Documents.

Section 5.11     Certain Other Waivers. Each Pledgor waives:

(a)           any requirement, and any right to require, that any right or power be exercised or any action be taken against the Company, any other Pledgor, any guarantor or any collateral for the Obligations;

(b)           all defenses to, and all setoffs, counterclaims and claims of recoupment against, the Obligations that may at any time be available to the Company, any other Pledgor, or any guarantor;

(c)           (i) notice of acceptance of and intention to rely on the Collateral Documents, (ii) notice of the making or renewal of any Loans or other Credit Extension under the Credit Agreement and of the incurrence or renewal of any other Obligations, (iii) notice of any of the matters referred to in Section 5.10 and (iv) all other notices that may be required by applicable Laws or otherwise to preserve any rights against such Pledgor under the Collateral Documents, including any notice of default, demand, dishonor, presentment and protest;

(d)           diligence;

(e)           any defense based upon, arising out of or in any way related to (i) any claim that any election of remedies by the Security Agent, including the exercise by the Security Agent of any rights against any collateral, impaired, reduced, released or otherwise extinguished any right that such Pledgor might otherwise have had against the Company, any other Pledgor, or any guarantor or against any collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (ii) any claim based upon, arising out of or in any way related to any of the matters referred to in Section 5.10 and (iii) any claim that the Collateral Documents should be strictly construed against the Security Agent; and

(f)           ALL OTHER DEFENSES UNDER APPLICABLE LAWS THAT WOULD, BUT FOR THIS CLAUSE (f), BE AVAILABLE TO SUCH PLEDGOR AS (i) A DEFENSE AGAINST THE ENFORCEMENT OF THE SECURITY INTEREST, (ii) A REDUCTION OR LIMITATION OF THE OBLIGATIONS SECURED THEREBY OR (iii) A DEFENSE AGAINST ITS OBLIGATIONS UNDER THE COLLATERAL DOCUMENTS.

Section 5.12     [Reserved]

Section 5.13     Recovered Payments. The Obligations shall be deemed not to have been paid, observed or performed, and each Pledgor’s obligations under the Collateral Documents in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by any guarantor, or out of the proceeds of any other collateral, is recovered from or paid over by or for the account of the Security Agent for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by the Security Agent (whether or not consented to by any Pledgor or any guarantor) of any claim for any such recovery or payment over. Each Pledgor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be obligated hereunder with respect to any Obligations whenever such a recovery or payment over occurs.

Section 5.14     Evidence of Obligations. The records of the Administrative Agent shall be conclusive evidence of the Obligations and of all payments, observances and performances in respect thereof.

Section 5.15     Binding Nature of Certain Adjudications. Each Pledgor shall be conclusively bound by the adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Obligations, and by a judgment, award or decree entered therein.

Section 5.16     Subordination of Rights. All rights that any Pledgor may at any time have against any other Pledgor, any guarantor or any other collateral for the Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under applicable Laws or otherwise) in any way arising out of, related to, or connected with, (i) such Pledgor’s grant of a security interest in the Collateral or its other obligations under the Collateral Documents, (ii) any obligation of contribution such Pledgor may have, or (iii) any sale or other disposition of the Collateral by the Security Agent or the payment or performance by such Pledgor of any obligation referred to in clause (i) or (ii), are hereby expressly subordinated to the prior payment, observance and performance in full of the Obligations. Each Pledgor shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 5.16 until the Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by any Pledgor (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 5.16, such amount shall be held in trust by such Pledgor for the benefit of the Security Agent, not commingled with any of such Pledgor’s other funds and forthwith paid over to the Security Agent, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Obligations.

Section 5.17     Termination; Release. (a) This Agreement and the Security Interest hereunder (i) shall terminate upon termination of the Commitments, payment in full of the Obligations (other than contingent, unasserted indemnification obligations and obligations and liabilities under Treasury Services Agreements and Swap Contracts not due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the applicable L/C Issuer or a deemed reissuance under another facility as to which other arrangements satsifactory to the Administrative Agent and the applicable L/C Issuer have been made) and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Pledgor upon the bankruptcy or reorganization of any Loan Party or otherwise.

(b) A Pledgor shall be automatically released from its obligations under this Agreement, and any Security Interest granted (x) by such Pledgor or (y) in any Capital Stock of such Pledgor shall automatically terminate, upon (i) the sale or disposition of all equity interests of such Pledgor to a Person other than the Borrower or a Guarantor or (ii) the consummation of any other transaction permitted by the Credit Agreement as a result of which such Pledgor becomes an Excluded Subsidiary.

(c) Upon any Collateral being or becoming an Excluded Asset, the Security Interests created pursuant to this Agreement on such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to the foregoing clauses (a), (b) or (c), the Security Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release, subject to, if reasonably requested by the Security Agent, the Security Agent’s receipt of a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.  Any execution and delivery of documents pursuant to this Section 5.17 shall be without recourse to or warranty by the Security Agent.

Section 5.18     Notices.

(a)           Manner of Delivery. All notices, communications and materials to be given or delivered pursuant to the Collateral Documents shall be given or delivered in the manner and at the address, telephone numbers and telecopier numbers specified in Section 9.01 of the Credit Agreement. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent the Security Agent has acted in reliance on such telephonic notice.

(b)           Reasonable Notice. Any requirement under applicable Laws of reasonable notice by the Security Agent or the other Secured Parties to any Pledgor of any event in connection with, or in any way related to, the Collateral Documents or the exercise by the Security Agent or the other Secured Parties of any of its rights thereunder shall be met if notice of such event is given to such Pledgor in the manner prescribed above at least 10 days before (i) the date of such event or (ii) the date after which such event will occur.

Section 5.19     Interest. All amounts due and payable under the Collateral Documents shall bear interest in accordance with Section 2.06 and Section 2.07 of the Credit Agreement.

Section 5.20     Payments by the Pledgors.

(a)           Time, Place and Manner. All payments due to the Security Agent under the Collateral Documents shall be made in accordance with Section 2.19 of the Credit Agreement, with all references to the “Administrative Agent” therein meaning the Security Agent for purposes hereof.

(b)           No Reductions. All payments due to any Secured Party under the Collateral Documents, and all other terms, conditions, covenants and agreements to be observed and performed by any Pledgor thereunder, shall be made, observed or performed by such Pledgor without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether, in any case, in respect of an obligation owed by such Secured Party to any Pledgor or any guarantor and, in the case of a counterclaim, whether sounding in tort, contract or otherwise) or Tax, except, subject to Section 2.20 of the Credit Agreement, for any withholding or deduction for Taxes required to be withheld or deducted under applicable Laws.

(c)           Taxes. All of the terms and provisions of Section 2.20 of the Credit Agreement are hereby incorporated by reference in this Agreement to the same extent as if fully set forth herein, with all references therein to (i) the “Borrower” or “Loan Party” meaning each Pledgor for purposes hereof, (ii) the “Administrative Agent” meaning the Security Agent for purposes hereof and (iii) this “Credit Agreement” meaning this Agreement for purposes hereof.

Section 5.21     Remedies of the Essence. The various rights and remedies of the Secured Parties under the Collateral Documents are of the essence of those agreements, and the Secured Parties shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

Section 5.22     Rights Cumulative. Each of the Secured Parties’ rights and remedies under the Collateral Documents shall be in addition to all of their other rights and remedies under the Collateral Documents and applicable Laws, and nothing in the Collateral Documents shall be construed as limiting any such rights or remedies.

Section 5.23     Amendments; Waivers; Additional Pledgors. Any term, covenant, agreement or condition of the Collateral Documents may be amended, and any right under the Collateral Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Security Agent and, in the case of an amendment, by the applicable Pledgor or Pledgors, as the case may be. Unless otherwise specified in such waiver, a waiver of any right under the Collateral Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Security Agent or the other Secured Parties under the Collateral Documents or applicable Laws, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Security Agent or the other Secured Parties under the Collateral Documents or applicable Laws. In the event that any Guarantor (including any Subsidiary that becomes a Guarantor pursuant to Section 5.14 of the Credit Agreement) that is not a party under this Agreement, hereafter owns or acquires any right, title or interest in any Restricted Subsidiary (including any new Restricted Subsidiary), the Company shall cause such Guarantor to execute and deliver a Pledge Agreement Joinder, at which time (a) such Guarantor shall be referred to as an “Additional Pledgor” and shall become and be a Pledgor hereunder, and each reference in this Agreement to a “Pledgor” shall also mean and be a reference to such Additional Pledgor, and each reference in any other Loan Document to a “Pledgor” shall also mean and be a reference to such Additional Pledgor, and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Loan Document to the “Pledge Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Pledge Agreement Joinder.

Section 5.24     Assignments and Participations.

(a)           Assignments.  (i)  Each Pledgor may not assign any of its rights or obligations under the Collateral Documents without the prior written consent of the Security Agent, and no assignment of any such obligation shall release such Pledgor therefrom unless the Security Agent shall have consented to such release in a writing specifically referring to the obligation from which such Pledgor is to be released.

(ii)           Each Lender may, in connection with any assignment to any Person of any or all of the Obligations or the Commitment, assign to such Person any or all of its rights and obligations under the Collateral Documents and with respect to the Collateral without any consent of the Pledgor, the Security Agent or any other Secured Party, other than as required by the Credit Agreement. Any such assignment of any such obligation shall release such Lender therefrom.

(b)           Participations. Each Lender may, in connection with any grant to any Person of a participation in any or all of the Obligations or the Commitment, grant to such Person a participation in any or all of its rights and obligations under the Collateral Documents and with respect to the Collateral without the consent of any Pledgor, the Security Agent or any other Secured Party, other than as required by the Credit Agreement.

Section 5.25     Successor Secured Parties. Upon the acceptance by any Person of its appointment as a successor Security Agent, (a) such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Security Agent under the Collateral Documents and the retiring Security Agent shall be discharged from its duties and obligations as Security Agent thereunder and (b) the retiring Security Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Security Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Security Agent with respect to the Collateral to the successor Security Agent.

Section 5.26     Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 5.27     LIMITATION OF LIABILITY. NEITHER THE SECURITY AGENT NOR ANY OTHER SECURED PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR:

(a)           ANY LOSS OR DAMAGE SUSTAINED BY SUCH PLEDGOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, (i) ANY ACT OR FAILURE TO ACT REFERRED TO IN SECTION 5.10 OR (ii) ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER THE COLLATERAL DOCUMENTS, EXCEPT, IN THE CASE OF CLAUSE (ii), FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE PLEDGOR AND SUCH SECURED PARTY, FINAL AND NOT SUBJECT TO REVIEW ON APPEAL, TO BE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH SECURED PARTY CONSTITUTING (x) WILLFUL MISCONDUCT, (y) GROSS NEGLIGENCE; OR

(b)           ANY SPECIAL, INDIRECT OR CONSEQUENTIAL, AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAWS, PUNITIVE DAMAGES SUFFERED BY SUCH PLEDGOR IN CONNECTION WITH ANY COLLATERAL DOCUMENT RELATED CLAIM.

Section 5.28     Severability of Provisions. Any provision of the Collateral Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.29     Counterparts. Each Collateral Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.  Delivery of an executed signature page to this Agreement by facsimile transmission or by other electronic transmission (including “.pdf” or “.tif”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 5.30     Survival of Obligations. Except as otherwise expressly provided therein, the rights and obligations of each Pledgor, the Security Agent and the other Indemnitees under the Collateral Documents shall survive the Latest Maturity Date and the termination of the Security Interest.

Section 5.31     Entire Agreement. This Agreement embodies the entire agreement among each Pledgor and the Security Agent relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 5.32     Successors and Assigns. All of the provisions of each Collateral Document shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns.

Section 5.33     Non-Lender Secured Parties.

(a)           Except as otherwise expressly set forth herein, no Non-Lender Secured Party that obtains the benefits of the Collateral by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.

(b)           Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Collateral Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Security Agent and the Lenders, with the consent of the Security Agent, may enforce the provisions of the Collateral Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.  The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Collateral Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral.  Whether or not a Bankruptcy has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to the release of any or all of the Collateral from the Liens of any Collateral Document in connection therewith.

(c)           Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement, agrees that the Security Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Obligations, and may release any Pledgor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

Section 5.34     Intercreditor Agreement.   Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Security Agent pursuant to this Agreement and the exercise of any right or remedy by the Security Agent hereunder, are subject to the provisions of any Intercreditor Agreement or Additional Intercreditor Agreement.  In the event of any conflict between the terms of any such Intercreditor Agreement or Additional Intercreditor Agreement and the terms of this Agreement, the terms of any such Intercreditor Agreement or Additional Intercreditor Agreement shall govern and control.  No right, power or remedy granted to the Security Agent hereunder shall be exercised by the Security Agent, and no direction shall be given by the Security Agent, in contravention of any such Intercreditor Agreement or Additional Intercreditor Agreement.

ARTICLE VI
INTERPRETATION

Section 6.01     Definitional Provisions.

(a)           Certain Terms Defined by Reference.  (i) Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the Uniform Commercial Code, as in effect on the date hereof, are used herein with the meanings therein ascribed to them. In addition, the terms “collateral” and “security interest”, when capitalized, have the meanings specified in subsection (b) below.

(b)           Except in the case of “Collateral” and “Permitted Lien” and as otherwise specified herein, all terms defined in the Credit Agreement are used herein with the meanings therein ascribed to them.

(c)           Other Defined Terms. For purposes of this Agreement:

“Additional Pledgor” shall have the meaning assigned to such term in Section 5.23 hereto.

“Agreement” means this Agreement, including all schedules, annexes and exhibits hereto.

“Collateral” means, with respect to each Pledgor, such Pledgor’s interest (WHATEVER IT MAY BE) in each of the following, IN EACH CASE WHETHER NOW OR HEREAFTER EXISTING OR NOW OWNED OR HEREAFTER ACQUIRED BY SUCH PLEDGOR AND WHETHER OR NOT THE SAME IS NOW CONTEMPLATED, ANTICIPATED OR FORESEEABLE, and whether or not the same is subject to Article 8 or 9 of the Uniform Commercial Code or is Collateral by reason of one or more than one of the following clauses:

(i)           the Pledged Equity Interests;

(ii)          all rights (contractual and otherwise and whether constituting accounts, general intangibles or investment property or financial assets) constituting, arising under, connected with, or in any way related to, any or all Collateral;

(iii)         all claims (including the right to sue or otherwise recover on such claims) (A) to items referred to in the definition of Collateral, (B) under warranties relating to any of the Collateral, and (C) against third parties that in any way arise under or out of or are related to or connected with any or all of the Collateral; and

(iv)         all products and proceeds of Collateral in whatever form.

“Collateral Debtor” means a Person (including the maker or drawer of any instrument) obligated on, bound by, or subject to, a Collateral Obligation.

“Collateral Document Related Claim” means any claim (whether civil, criminal or administrative and whether arising under any applicable Laws, including any “environmental” or similar law, or sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, (i) the Collateral Documents, (ii) the relationships established thereunder (iii) the exercise of any right or remedy available thereunder or under applicable Laws or (iv) the Collateral, whether such claim arises or is asserted before or after the date hereof or before or after the release of the Security Interest.

“Collateral Documents” means (i) this Agreement and (ii) any other agreement, document or instrument entered into pursuant to or as contemplated by this Agreement, whether now or hereafter executed.

“Collateral Obligation” means a Liability that is Collateral and includes any such constituting or arising under any instrument.

“Contract” means (a) any agreement (whether bilateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

“Credit Agreement” means that certain Credit Agreement, dated as of October 9, 2015 among CSC Holdings, LLC (a successor by merger to Neptune Finco Corp.), a Delaware limited liability company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Security Agent, and the other parties thereto.

“Distributions” means all (i) dividends (whether or not payable in cash), interest, principal payments and other distributions (including cash and securities payable in connection with calls, conversions, redemptions and the like), on, and all rights, contractual and otherwise, (whether such dividends, interest, principal payments, other distributions and rights constitute accounts, contract rights, investment property and or general intangibles), arising under, connected with or in any way relating to any Capital Stock, and (ii) proceeds thereof (including cash and securities receivable in connection with tender or other offers).

“Excluded Assets” shall mean (i) any Voting Stock of a CFC or a CFC HoldCo in excess of 65% of each class of the Voting Stock of such entity; (ii) any assets with respect to which, in the reasonable discretion of the Security Agent and the Borrower, the burden or cost or other consequences of granting a security interest in favor of the Secured Parties under the Collateral Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; (iii) any assets with respect to which granting a security interest in such assets in favor of the Secured Parties under the Collateral Documents would result in materially adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Security Agent; and (iv) any assets to the extent that and only for so long as granting a security interest in such assets would violate any applicable requirement of Law or any contractual requirement existing on the Closing Date or the date such Restricted Subsidiary becomes a Pledgor (in each case, so long as such prohibition is not created in contemplation of such transaction) (including any legally effective requirement to obtain the consent or approval of, or a license from, any Governmental Authority or any other third party unless such consent, approval or license has been obtained (it being understood that the Borrower shall use commercially reasonable efforts to obtain any such consent, approval or license)).

“Governmental Approval” means any authority, consent, approval, license (or the like) or exemption (or the like) of any governmental unit.

“Governmental Registration” means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, whether arising under Contract, applicable Laws, or otherwise, whether sounding in contract or in tort, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Non-Lender Secured Party” means each Hedge Counterparty and Treasury Services Provider (in each case, in its capacity as such).

“Permitted Lien” means (i) a Permitted Collateral Lien and (ii) a Lien created in favor of the Security Agent under the Credit Agreement or the Collateral Documents.

“Pledge Agreement Joinder” means a Pledge Agreement Joinder, substantially in the form of Exhibit A, or otherwise in form and substance acceptable to the Collateral Agent.

“Pledged Equity Interests” means, with respect to each Pledgor, all of the Capital Stock now owned or hereafter acquired by such Pledgor, and all of such Pledgor’s other rights, title and interests in, or in any way related to, each Restricted Subsidiary to which any such Capital Stock relates, including, without limitation: (i) all additional Capital Stock hereafter from time to time acquired by such Pledgor in any manner, together with all dividends, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and in all profits, losses and other distributions to which such Pledgor shall at any time be entitled in respect of any such Capital Stock; (ii) all other payments due or to become due to such Pledgor in respect of any such Capital Stock, whether under any partnership agreement, limited liability company agreement, other agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; (iii) all of such Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement, other agreement or at law or otherwise in respect of any such Capital Stock; (iv) all present and future claims, if any, of such Pledgor against any such Restricted Subsidiary for moneys loaned or advanced, for services rendered or otherwise; (v) all of such Pledgor’s rights under any partnership agreement, limited liability company agreement, other agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any such Capital Stock; (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing; (vii) all certificates and instruments representing or evidencing any of the foregoing; and (viii) all cash, securities, interest, distributions, dividends, rights, other property and other Distributions at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, provided, however, that the Pledged Equity Interests shall exclude any Excluded Assets.

“Pledgor” shall have the meaning given in the introductory paragraph to this Agreement.

“Security Interest” means the mortgages, pledges and assignments to the Security Agent of, the continuing security interest of the Security Agent in, and the continuing lien of the Security Agent upon, the Collateral intended to be effected by the terms of this Agreement or any of the other Collateral Documents.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York.

Section 6.02     Other Interpretative Provisions.

(a)           Each power of attorney, license and other authorization in favor of the Security Agent or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

(b)           Except as otherwise indicated, any reference herein to the “Collateral”, the “Obligations”, the “Collateral Documents”, the “Secured Parties” or any other collective or plural term shall be deemed a reference to each and every item included within the category described by such collective or plural term, so that (i) a reference to the “Collateral”, the “Obligations” or the “Secured Parties” shall be deemed a reference to any or all of the Collateral, the Obligations or the “Secured Parties”, as the case may be, and (ii) a reference to the “obligations” of a Pledgor under the “Collateral Documents” shall be deemed a reference to each and every obligation under each and every Collateral Document, as the case may be, whether any such obligation is incurred under one, some or all of the Collateral Documents, as the case may be.

(c)           Except where the context clearly indicates a different meaning, references in this Agreement to instruments and other types of property, means the same to the extent they are Collateral.

(d)           Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in the other Collateral Documents or any certificate, opinion or other document delivered pursuant hereto or thereto.

(e)          Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or other agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

Section 6.03     Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, the Collateral Documents are included for convenience of reference only and shall not constitute a part of the Collateral Documents for any other purpose or in any way affect the meaning or construction of any provision of the Collateral Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the date hereof.

CSC HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Pledge Agreement]

1047 E 46TH STREET CORPORATION

151 S. FULTON STREET CORPORATION

2234 FULTON STREET CORPORATION

CABLEVISION LIGHTPATH CT LLC

CABLEVISION LIGHTPATH NJ LLC

CABLEVISION LIGHTPATH, INC.

CABLEVISION OF BROOKHAVEN, INC.

CABLEVISION OF LITCHFIELD, INC.

CABLEVISION OF WAPPINGERS FALLS, INC.

CABLEVISION SYSTEMS BROOKLINE CORPORATION

CABLEVISION SYSTEMS NEW YORK CITY CORPORATION

CSC ACQUISITION – MA, INC.

CSC ACQUISITION CORPORATION

CSC OPTIMUM HOLDINGS, LLC

CSC TECHNOLOGY, LLC

LIGHTPATH VOIP, LLC

NY OV LLC

OV LLC

WIFI CT-NJ LLC

WIFI NY LLC

A-R CABLE SERVICES – NY, INC.

CABLEVISION OF SOUTHERN WESTCHESTER, INC.

PETRA CABLEVISION CORP.

[Signature Page to Pledge Agreement]

TELERAMA, INC.

By:
Name:
Title:

[Signature Page to Pledge Agreement]

CABLEVISION SYSTEMS BROOKLINE CORPORATION Managing General Partner of CABLEVISION OF OSSINING LIMITED PARTNERSHIP

By:
Name:
Title:

[Signature Page to Pledge Agreement]

JPMORGAN CHASE BANK, N.A., acting in its capacity as Security Agent

By:
Name:
Title:

[Signature Page to Pledge Agreement]

Exhibit A

Pledge Agreement Joinder

See attached.

PLEDGE AGREEMENT JOINDER, dated as of _____________, 20__, made by ____________________, a __________ corporation (the “Additional Pledgor”), in favor of JPMorgan Chase Bank, N.A., as Secured Agent for the benefit of the Secured Parties.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 9, 2015 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”), among CSC Holdings, LLC (a successor by merger to Neptune Finco Corp.), a Delaware limited liability company (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and security agent, and the other parties thereto;

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Pledgor) have entered into that certain Pledge Agreement, dated as of [_____] (as amended, supplemented replaced or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Security Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Pledgor to become a party to the Pledge Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Pledge Agreement Joinder in order to become a party to the Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1.           Pledge.  By executing and delivering this Pledge Agreement Joinder, the Additional Pledgor, as provided in Section 5.23 of the Pledge, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder.  The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents, in each case as they relate to such Additional Pledgor, each of which is incorporated herein by reference, are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) on and as the date hereof (after giving effect to this Pledge Agreement Joinder) as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect), on and as of such earlier date, provided that each such reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 1, be deemed to be a reference to such Additional Pledgor’s knowledge.

2.           GOVERNING LAW.  THIS PLEDGE AGREEMENT JOINDER AND ANY CLAIM, CONTROVERSY, DISPUTE OR OTHER CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT JOINDER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

3.           Successors and Assigns.  This Pledge Agreement Joinder will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Pledgor may not assign, transfer or delegate any of its rights or obligations under this Pledge Agreement Joinder without the prior written consent of the Security Agent and any such assignment, transfer or delegation without such consent shall be null and void.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Exhibit B

Notice of Disposition of Collateral

See attached.

Schedule 1.03

SCHEDULE OF REQUIRED ACTION

Pursuant to, and without thereby limiting, its obligations under Section 1.03, each Pledgor hereby agrees that it will:

In the case of Collateral that consists of Securities:

(i)           Certificated: Deliver to the Secured Party certificates evidencing such Securities either (1) in bearer form (UCC Section 8-106(a)) or (2) if such Security is in registered form, either (x) registered in the name of the Secured Party (UCC Section 8-106(b)(2)), (y) indorsed to the Secured Party or in blank by an effective indorsement (UCC Sections 8-106(b)(1) 8-107, 8- 401 and 8-402) or (z) accompanied by blank stock powers (UCC Sections 8-106(b)(1), 8-401 and 8-402);

(ii)           Filing of completed UCC-1 Financing Statements, each in form satisfactory and acceptable to the Secured Party.

SCHEDULE 1.03

  Schedule 2.01

SCHEDULE OF REQUIRED RECORDING AND OTHER TAXES AND RECORDING, FILING AND OTHER FEES AND CHARGES

1.           Filing fees in connection with Uniform Commercial Code financing statements.

SCHEDULE 2.01

Schedule 2.02

SCHEDULE OF PLEDGED EQUITY INTERESTS

Pledged Equity Interests
Issuer	Owner	Class Or Series	Share Certificate No.	Percent of Equity Interest Owned	Percent of Equity Interest Pledged
1047 E 46TH Street Corporation	CSC Holdings, LLC	common stock	1	100%	100%
151 S. Fulton Street Corporation	CSC Holdings, LLC	common stock	1	100%	100%
2234 Fulton Street Corporation	CSC Holdings, LLC	common stock	1	100%	100%
A-R Cable Services - NY, Inc.	CSC Acquisition- MA, Inc.	common stock	2	100%	100%
Cablevision Lightpath – CT LLC	Cablevision Lightpath, Inc.	LLC Membership Interests		100%	100%
Cablevision Lightpath - NJ LLC	Cablevision Lightpath, Inc.	LLC Membership Interests		100%	100%
Cablevision Lightpath, Inc.	CSC Holdings, LLC	common stock	1	100%	100%
Cablevision of Brookhaven, Inc.	CSC Holdings, LLC	common stock	2	100%	100%
Cablevision of Litchfield, Inc.	CSC Holdings, LLC	common stock	1	100%	100%
Cablevision of Southern Westchester, Inc.	CSC Holdings, LLC	common stock	7	100%	100%
Cablevision of Wappingers Falls, Inc.	CSC Holdings, LLC	common stock	2	100%	100%
Cablevision Systems Brookline Corporation	CSC Holdings, LLC	common stock	3	100%	100%
Cablevision Systems New York City Corporation	CSC Holdings, LLC.	common stock	3	100%	100%
CSC Acquisition - MA, Inc.	CSC Acquisition Corporation	common stock	1	100%	100%
CSC Acquisition Corporation	CSC Holdings, LLC	common stock	2	100%	100%
CSC Optimum Holdings, LLC	CSC Holdings, LLC	LLC Membership Interests		100%	100%
Lightpath VOIP, LLC	Cablevision Lightpath, Inc.	LLC Membership Interests		100%	100%
Petra Cablevision Corp.	CSC Holdings, LLC	common stock	135	100%	100%
Telerama, Inc.	CSC Holdings, LLC	common stock	58	100%	100%
Cablevision of Ossining Limited Partnership	Cablevision Systems Brookline Corporation	General Partnership Interest		0.5%	0.5%

SCHEDULE 2.02

Cablevision of Ossining Limited Partnership	Cablevision of Wappingers Falls, Inc.	Limited Partnership Interest	99%	99%
CSC Technology, LLC	CSC Holdings, LLC	LLC Membership Interests	100%	100%
NY OV LLC	OV LLC	LLC Membership Interests	100%	100%
WIFI CT-NJ LLC	OV LLC	LLC Membership Interests	100%	100%
WIFI NY LLC	OV LLC	LLC Membership Interests	100%	100%
OV LLC	CSC Optimum Holdings, LLC	LLC Membership Interests	100%	100%

SCHEDULE 2.02

Schedule 2.03

Organizational Information of Pledgors

Pledgors	State of Organization	Name changes in the last 5 years
1047 E 46TH STREET CORPORATION	DELAWARE	-
151 S. FULTON STREET CORPORATION	DELAWARE	-
2234 FULTON STREET CORPORATION	DELAWARE	-
CABLEVISION LIGHTPATH CT LLC	DELAWARE	CABLEVISION LIGHTPATH – CT, INC. TO CABLEVISION LIGHTPATH CT LLC (DECEMBER 31, 2012)
CABLEVISION LIGHTPATH NJ LLC	DELAWARE	CABLEVISION LIGHTPATH – NJ, INC. TO CABLEVISION LIGHTPATH NJ LLC (DECEMBER 31, 2012)
CABLEVISION LIGHTPATH, INC.	DELAWARE	-
CABLEVISION OF BROOKHAVEN, INC.	DELAWARE	-
CABLEVISION OF LITCHFIELD, INC.	DELAWARE	-
CABLEVISION OF WAPPINGERS FALLS, INC.	DELAWARE	-
CABLEVISION SYSTEMS BROOKLINE CORPORATION	DELAWARE	-
CABLEVISION SYSTEMS NEW YORK CITY CORPORATION	DELAWARE	-
CSC ACQUISITION – MA, INC.	DELAWARE	-
CSC ACQUISITION CORPORATION	DELAWARE	-
CSC OPTIMUM HOLDINGS, LLC	DELAWARE	-
CSC TECHNOLOGY, LLC	DELAWARE	-
LIGHTPATH VOIP, LLC	DELAWARE	-
NY OV LLC	DELAWARE	-
OV LLC	DELAWARE	-
WIFI CT-NJ LLC	DELAWARE	-
WIFI NY LLC	DELAWARE	-
CABLEVISION OF OSSINING LIMITED PARTNERSHIP	MASSACHUSETTS	-
A-R CABLE SERVICES – NY, INC.	NEW YORK	-
CABLEVISION OF SOUTHERN WESTCHESTER, INC.	NEW YORK	-
PETRA CABLEVISION CORP.	NEW YORK	-
TELERAMA, INC.	OHIO	-

SCHEDULE 2.03

Schedule 3.06
SCHEDULE OF RESTRICTIONS ON SECURITIES

1.           None, other than possible requirements of consent of transfer from the Company or another Restricted Subsidiary.

SCHEDULE 3.06